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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. )



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Dear NYMEX equity holder,

My name is Michael Cardelfe and I am running for the trade position for the NYMEX board of directors. I am writing for your support in the upcoming election.

I have been associated with the NYMEX for twenty years. In 1988 I founded Arb Oil Incorporated with two employees. Through hard work, honesty and integrity I have built Arb Oil into one of the largest independent floor brokerage companies on the exchange trading floor.

I personally own two NYMEX seats, and I share a vested interest in the continuing success of our exchange. I have served on various committees over the years, and I have given my time, effort, and money to numerous charities.

The NYMEX has come a long way yet we have a long way to go in order to meet the challenges in the future. It is my hope that you will consider me for your vote.


Sincerely,

Michael Cardelfe
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                                      VOTE

                                      MMC

                                     LOCAL

                                     BOARD

                                     MEMBER
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     Speech   for NYMEX Board Candidate
              Steven B. Crystal


     Good afternoon, my name is Steven Crystal; many of you know me by my badge
- C B S. I have been a member of COMEX and NYMEX since 1980 and currently own three NYMEX seats and one COMEX seat. During my tenure as a local on the floor, I traded futures and options mostly in gold, silver, platinum, crude oil and natural gas. For the past twenty plus years, I have been involved in one-way or another with the exchange, I have served on numerous committees including - arbitration, new products, floor, by-laws, finance, and equity holders. It wasn't that long ago that there was no category for equity holders to be represented on the board. Just a handful of equity holders, including myself, began a grassroots effort to change the bylaws of the exchange and force the issue before the membership for a vote. This was no small effort on our behalf, but we were committed to make the change - it took countless hours and a lot of politicking, but we were able to achieve our goal.

     We have all lived through some trying times recently, surviving through 9/11 and the barrage of new competition from other exchanges - including online trading and other domestic and foreign exchanges. But our most challenging times still lie before us. We need a Board with a clear vision of what our future could be to get us on the right path. Our Board must be proactive and dedicated to achieve the stated goals. We must strengthen our long range planning and budgeting process to include special projects, which will accomplish our goals and objectives in a timely and fiscally responsible manner.

     Some of the key topics which will be of importance in the immediate future include - competition, technology, marketing, new products and OTC markets, and IPO status. As an exchange, we must merge our Open Outcry System with new technologies of wireless handheld technology to reduce our transaction costs to the FCM'S and bring down our back office costs. Unless we can bring down these transaction costs, we will drive our customer base away to cheaper, even if less liquid, off floor exchanges. We must exploit ourselves as the lead market in the field of trading energies and metals products and derivatives. We should seek out new products that will enhance our competitive edge in this arena. We must do all these things, and more, to solidify our place in the future - and we must do it in a planned and fiscally responsible manner.

Some of my recent experiences make me uniquely qualified to deal with the political and financial acumen required for this Board position. In the past, I served as a trustee to the Ramapo-Indian Hills Regional High School District, heading up the long range planning and finance committees, as well as negotiating contracts with five different labor groups and management. Currently, I serve as a public director of Village Supermarket (known as SHOPRITE) where I am on the audit and compensation committees. I am actively involved in pharmaceutical ventures, and numerous family businesses including HONDA motorcycles, Auto Parts, Hardware, and commercial real estate deals, as well as, various philanthropic organizations (such as The Crystal Family Foundation and The Bitsy Madigan Scholarship Fund). In addition to all these, I still find the time to perform daily market analysis for my daily advisory service - CRYSTAL BALL SERVICES - and actively trade many different markets. While commuting back and forth to Reno, NV where most of my family businesses are, I had the time to compile my notes on trading and life and assemble them in a book which has just been published called "The Long and Short of it... "

In conclusion, I believe that I possess the skills and dedication needed to accomplish the future goals and objectives that will solidify our exchange as the premier energy and metal marketplace for futures and options in the decades to come.

     I, Steven B. Crystal, am the beneficial owner of 3 shares of common stock of NYMEX Holdings, Inc. and 3 class A memberships in the Now York Mercantile Exchange. Inc.

     A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to stockholders of NYMEX Holdings, Inc. prior to the NYMEX Holdings, Inc. Annual meeting of Stockholders scheduled for March 18, 2003. You are encouraged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings' SEC filings, can be obtained free of charge from the SEC's website at www.sec.gov. Copies may also be obtained from the Office of Corporate Governance of NYMEX Holdings.